FIRST AMENDMENT TO THE WALGREEN CO.
2013 OMNIBUS INCENTIVE PLAN

Effective April 9, 2014, Section 3.08 is amended to read as follows:

3.08 "Change in Control" means
(a) except as provided in (b) and (c), for Awards granted on and after the Effective Date, any one or more of the following:
(i)  any one person, or more than one person acting as a group other than (A) an employee benefit plan (or related trust) of the Company or a subsidiary or (B) the Company or a subsidiary (collectively, the "Excluded Persons") acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;
(ii)  any one person, or more than one person acting as a group (other than any Excluded Person), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company that, constitutes thirty percent (30%) or more of the total fair market value or total voting power of the stock of the Company; or
(iii) any one person, or more than one person acting as a group (other than any Excluded Person), acquires (or has acquired during the twelve (12) month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or
(iv) a majority of members of the Company's Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election;
(b) for Awards granted before the Effective Date, a "change in control" as  defined under the applicable Former Plan; and
(c) for Awards that are 409A Compensation granted prior to January 8, 2014, a "change in control" as defined in the Plan prior to January 8, 2014; provided that such change in control is a change in ownership of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(A)), or a change in the ownership of a substantial portion of the Company's assets (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)).
Notwithstanding the provisions of Section 3.08(a), there shall not be a Change in Control if any event described in Section 3.08(a) occurs, and immediately following such event:  (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Stock and outstanding Company voting securities immediately prior to such event will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event (including, without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such corporate transaction, of the outstanding Stock and outstanding Company voting securities, as the case may be; (2) no person (other than an Exempt Person or a corporation resulting from such event) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the event; and (3) individuals who were members of the incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such corporate transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such corporate transaction.